          TEMPORARY CERTIFICATE - EXCHANGEABLE FOR DEFINITIVE ENGRAVED
                      CERTIFICATE WHEN READY FOR DELIVERY


                             DEPOSITARY RECEIPT FOR
                              DEPOSITARY SHARES OF
NUMBER                                                        DEPOSITARY SHARES
DR-


                           FELCOR SUITE HOTELS, INC.

                            (a Maryland corporation)


                                     [LOGO]


                                                    EACH REPRESENTING 1/100 OF A
                                                       9% SERIES B CUMULATIVE
                                                     REDEEMABLE PREFERRED SHARE

                                                          CUSIP 314305 30 1

THE UNDERSIGNED DEPOSITARY (THE "DEPOSITARY"), HEREBY CERTIFIES THAT:








IS THE REGISTERED OWNER OF

DEPOSITARY SHARES ("Depositary Shares"), each Depositary Share representing 1/100 of one share of 9% Series B Cumulative Redeemable Preferred Stock, $0.01 par value per share (the "Shares"), of FelCor Suites Hotels, Inc., a Maryland corporation (the "Company"), on deposit with the Depositary, subject to the terms and entitled to the benefits of the Deposit Agreement dated as of April 30, 1998 (the "Deposit Agreement"), among the Company, the Depositary and the holders from time to time of Receipts for Depositary Shares. By accepting this Receipt, the holder hereof becomes a party to and agrees to be bound by all the terms and conditions of the Deposit Agreement. This Receipt shall not be valid or obligatory for any purpose or entitled to any benefits under the Deposit Agreement unless it shall have been executed by the Depositary by the manual or facsimile signature of a duly authorized officer or, if a Registrar in respect of the Receipts (other than the Depositary) shall have been appointed, by the manual signature of a duly authorized officer of such Registrar.

Dated:



SUNTRUST BANK, ATLANTA                        /s/ LAWRENCE D. ROBINSON
(Atlanta, Georgia)     as Depositary             SECRETARY


                                     [SEAL]

By                                            /s/ THOMAS J. CORCORAN, JR.

        Authorized Signatory            PRESIDENT AND CHIEF EXECUTIVE OFFICER
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                           FELCOR SUITE HOTELS, INC.

     The Depositary Shares evidenced by this Depositary Receipt are subject to restrictions on ownership and transfer for the purpose of the Company's maintenance of its status as a Real Estate Investment Trust under the Internal Revenue Code of 1986, as amended. In order to maintain such status, the Company's Articles Supplementary imposes limitations on the number of shares of 9% Series B Cumulative Redeemable Preferred Stock that may be owned by any single person or affiliated group. All capitalized terms in this legend have the meanings defined in the Company's Articles Supplementary for the 9% Series B Cumulative Redeemable Preferred Stock. Transfers in violation of the restrictions described above shall be void AB INTIO.

     The Company will furnish to the holder hereof upon request and without charge a complete written statement of the terms and conditions of the 9% Series B Cumulative Redeemable Preferred Shares, as well as any other class or series of class of stock the Company has authority to issue. Requests for such statement maybe directed to the Secretary of the Company.

     FELCOR SUITE HOTELS, INC. WILL FURNISH WITHOUT CHARGE TO EACH REGISTERED HOLDER OF RECEIPTS WHO SO REQUESTS A COPY OF THE DEPOSIT AGREEMENT AND A COPY OF THE ARTICLES SUPPLEMENTARY WITH RESPECT TO THE 9% SERIES B CUMULATIVE REDEEMABLE PREFERRED STOCK OF FELCOR SUITE HOTELS, INC. ANY SUCH REQUEST SHALL BE ADDRESSED TO THE DEPOSITARY NAMED OF THE FACE OF THIS RECEIPT.

     The following abbreviations, when used in the instructions on the face of this receipt shall be construed as though they were written out in full according to applicable laws or regulations:


TEN COM -- as tenants in common                 UNIF GIFT MIN ACT -- _____________ Custodian ___________
TEN ENT -- as tenants by the entireties                                 (Cust)                 (Minor)
JT TEN  -- as joint tenants with right of survivorship               under Uniform Gifts to Minors
           and not as tenants in common                              Act _______________________________
                                                                                     (State)

    Additional abbreviations may also be used though not in the above list.


For value received, ____________ hereby sell(s), assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
   IDENTIFYING NUMBER OF ASSIGNEE
[____________________________________]__________________________________________

________________________________________________________________________________
PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF ASSIGNEE

________________________________________________________________________________

________________________________________________________________________________

______________________________________________________________ Depositary Shares
represented by the within Receipt, and do hereby irrevocably constitute and appoint _______________________________________________________________ Attorney
to transfer the said Depositary Shares on the within named Depositary with full power of substitution in the premises.

Dated: ______________________

Notice: The signature to this assignment must correspond with the name as written upon the face of this Receipt in every particular, without alteration or enlargement or any change whatever.